UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(d) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 12, 2006, the Board of Directors of Rambus Inc. (the “Registrant”) appointed Penelope A. Herscher to the Board of Directors (the “Board”) of the Registrant as a Class II director, effective July 12, 2006. Ms. Herscher was also appointed to the Compensation Committee of the Registrant. Pursuant to the Registrant’s standard compensation policy for non-employee directors, Ms. Herscher received a nonstatutory stock option to purchase 40,000 shares of the Registrant’s Common Stock and will receive an annual retainer of $25,000 paid in quarterly installments. She also entered into the Registrant’s standard indemnification agreement.

Ms. Herscher has served as President and Chief Executive Officer of firstRain, Inc. since 2005. From 2002 to 2004, Ms. Herscher was employed by Cadence Design Systems, Inc. where she served as Executive Vice President and Chief Marketing Officer from 2002 to 2003 and Executive Vice President and General Manager, Design and Verification Business from 2003 to 2004. From 1996 to 2002, Ms. Herscher served as the President and Chief Executive Officer of Simplex Solutions. From 1988 to 1996, she was an executive at Synopsys. Ms. Herscher serves on the boards of firstRain, Inc., the Anita Borg Institute and California Community Partners for Youth. Ms. Herscher holds a B.A. in mathematics from Cambridge University in England.

Section 8 – Other Events

Item 8.01 Other Events.

After giving effect to Ms. Herscher’s appointment, the composition of the Registrant’s Board committees as of July 12, 2006 is as follows:

Audit Committee: J. Thomas Bentley (Chair), Sunlin Chou and Abraham D. Sofaer

Compensation Committee: Bruce Dunlevie (Chair), P. Michael Farmwald and Penelope A. Herscher

Corporate Governance/Nominating Committee: Kevin Kennedy (Chair), Sunlin Chou and Bruce Dunlevie

Legal Affairs Committee: Abraham D. Sofaer (Chair), J. Thomas Bentley and Kevin Kennedy

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated July 14, 2006.